Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: April 25, 2012

Contacts:
Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended March 31, 2012 of $1.3 million compared to $1.2 million for the first quarter of 2011. Improvement in other income categories, such as loan fees, mortgage loan gains, interchange fees, trust and financial services fees, more than offset the larger provision for loan losses, when compared to the prior year period. A realized security gain, also recorded as a component of other income, was utilized to offset the recognized long-term debt prepayment fee that pushed other expenses higher during 2012. Earnings per share on a fully diluted basis for the 2012 first quarter and prior year first quarter each totaled $0.56.

“Fidelity D & D Bancorp had strong results for the first quarter across all divisions of the Bank,” stated Daniel J. Santaniello, President and Chief Executive Officer. “Our strategic focus on growing consumer and business relationships and cross-selling products and services continues to enhance our financial performance and add long-term shareholder value. The Bank’s Residential Mortgage loan originations continue to be robust as we take advantage of the historical low interest rates.”

Net interest income decreased $120 thousand to $5.1 million for the quarter ended March 31, 2012, from $5.2 million recorded during the first quarter of 2011. Net interest income earned was less in first quarter 2012 than the same period in 2011, even though the Company was carrying less outstanding debt, had cost savings on interest-bearing liabilities, and had an increase in no-cost demand deposits. However, these factors were not enough to offset the decline in yield on interest earning assets. This reduced net interest margin to 3.73% for the first quarter of 2012, compared to 4.05% for the same 2011 period.

A provision for loan loss of $700 thousand was recorded during the first quarter of 2012 compared to $475 thousand required for the same 2011 period. The provision for loan loss strengthened the allowance for loan losses for potential credit risks that may result from today’s uncertain economic climate. The decline in overall asset quality stemming from late last year dictated the larger required level of provision for the current quarter.  The allowance for loan losses was at 1.97% of total loans at March 31, 2012, similar to the 1.96% of total loans at March 31, 2011.

Total other income recorded for the quarter ended March 31, 2012 was $2.1 million, up $643 thousand compared to $1.4 million for the same quarter in 2011. The increase was primarily from added gains from securities and mortgage banking of $253 thousand and $149 thousand, respectively, plus $174 thousand more in loan service charges. Additionally, the growth in other income during 2012 when compared to first quarter 2011 was attributed to a $64 thousand increase in trust fees, $37 thousand higher interchange fees and $21 thousand of added financial service fees, reduced by $55 thousand more foreclosed asset losses recognized during 2012.

The OTTI credit losses on pooled trust preferred securities were $105 and $75 thousand in the quarters ended March 31, 2012 and 2011, respectively.

Total other operating expense increased by $224 thousand, or 5%, to $4.7 million from $4.5 million for the quarters ended March 31, 2012 and 2011, respectively. The other expense increase resulted primarily from the $236 thousand prepayment fee incurred on the early payoff of a $5 million FHLB long-term advance.

The Company’s assets increased 5% to total $639.3 million at March 31, 2012 compared to the $606.7 million total assets at December 31, 2011. This asset growth resulted in $13.5 million in additional cash, $13.3 million, or 3%, increase in net loans, and $6.8 million of added securities, funded from the $32.9 million, or 34%, increase in non-interest deposits, $7.7 million increase in short-term borrowings with repurchase customers plus a $1.4 million increase in shareholders’ equity. The subsidiary Bank’s regulatory capital ratios improved for the period ending March 31, 2012 with a Total Risk Based Capital Ratio of 12.9%, Tier I Capital Ratio of 11.6% and Leverage Ratio of 8.7%, all of which exceed the current "well capitalized" regulatory requirements.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking offices. The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;
•	technological changes;
•	acquisitions and integration of acquired businesses;

•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	deteriorating economic conditions;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands)

At Period End:	March 31, 2012	December 31, 2011
Assets
Total cash and cash equivalents	$65,681	$52,165
Investment securities	115,367	108,544
Federal Home Loan Bank Stock	3,514	3,699
Loans and leases	422,272	410,831
Allowance for loan losses	(8,320)	(8,108)
Premises and equipment, net	13,942	13,575
Life insurance cash surrender value	9,819	9,740
Other assets	17,005	16,296
Total assets	$639,280	$606,742

Liabilities
Non-interest-bearing deposits	$129,041	$96,155
Interest-bearing deposits	419,124	419,647
Total deposits	548,165	515,802
Short-term borrowings	17,238	9,507
Long-term debt	16,000	21,000
Other liabilities	2,900	6,809
Total liabilities	584,303	553,118

Shareholders' equity	54,977	53,624

Total liabilities and shareholders' equity	$639,280	$606,742

Average Year-To-Date Balances:	March 31, 2012	December 31, 2011
Assets
Total cash and cash equivalents	$56,277	$50,325
Investment securities	114,076	101,184
Loans and leases, net	406,962	403,704
Premises and equipment, net	13,516	14,188
Other assets	25,801	26,926
Total assets	$616,632	$596,327

Liabilities
Non-interest-bearing deposits	$107,175	$102,441
Interest-bearing deposits	416,195	406,568
Total deposits	523,370	509,009
Short-term borrowings and long-term debt	35,117	33,630
Other liabilities	3,355	3,290
Total liabilities	561,842	545,929

Shareholders' equity	54,790	50,398

Total liabilities and shareholders' equity	$616,632	$596,327

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income
(dollars in thousands)

	Three Months Ended
	Mar. 31, 2012	Mar. 31, 2011
Interest income
Loans and leases	$5,415	$5,935
Securities and other	637	616

Total interest income	6,052	6,551

Interest expense
Deposits	684	1,042
Borrowings and debt	254	275

Total interest expense	938	1,317

Net interest income	5,114	5,234

Provision for loan losses	700	475
OTTI - credit losses	105	75
Other income	2,056	1,413
Other expenses	4,713	4,490
Provision for income taxes	395	380
Net income	$1,257	$1,227

	Three Months Ended
	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011
Interest income
Loans and leases	$5,415	$5,405	$5,673	$5,893	$5,935
Securities and other	637	674	703	704	616

Total interest income	6,052	6,079	6,376	6,597	6,551

Interest expense
Deposits	684	763	852	1,015	1,042
Borrowings and debt	254	274	275	265	275

Total interest expense	938	1,037	1,127	1,280	1,317

Net interest income	5,114	5,042	5,249	5,317	5,234

Provision for loan losses	700	450	500	375	475
OTTI - credit losses	105	165	6	-	75
Other income	2,056	1,651	1,477	1,398	1,413
Other expenses	4,713	4,491	4,444	4,620	4,490
Provision for income taxes	395	385	449	431	380
Net income	$1,257	$1,202	$1,327	$1,289	$1,227

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011
Assets
Total cash and cash equivalents	$65,681	$52,165	$76,126	$46,676	$47,443
Investment securities	115,367	108,544	106,147	98,805	90,882
Federal Home Loan Bank Stock	3,514	3,699	3,894	4,099	4,315
Loans and leases	422,272	410,831	400,768	406,816	419,807
Allowance for loan losses	(8,320)	(8,108)	(7,960)	(8,144)	(8,224)
Premises and equipment, net	13,942	13,575	13,846	14,166	14,422
Life insurance cash surrender value	9,819	9,740	9,660	9,581	9,502
Other assets	17,005	16,296	19,213	16,685	18,150

Total assets	$639,280	$606,742	$621,694	$588,684	$596,297

Liabilities
Non-interest-bearing deposits	$129,041	$96,155	$100,668	$98,751	$113,283
Interest-bearing deposits	419,124	419,647	424,929	408,176	399,917
Total deposits	548,165	515,802	525,597	506,927	513,200
Short-term borrowings	17,238	9,507	18,005	8,007	11,131
Long-term debt	16,000	21,000	21,000	21,000	21,000
Other liabilities	2,900	6,809	5,010	2,404	2,663
Total liabilities	584,303	553,118	569,612	538,338	547,994

Shareholders' equity	54,977	53,624	52,082	50,346	48,303

Total liabilities and shareholders' equity	$639,280	$606,742	$621,694	$588,684	$596,297

Average Quarterly Balances:	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011
Assets
Total cash and cash equivalents	$56,277	$53,814	$64,037	$44,364	$38,770
Investment securities	114,076	112,554	103,624	98,646	89,633
Loans and leases, net	406,962	402,093	393,771	408,047	411,113
Premises and equipment, net	13,516	13,746	14,065	14,311	14,639
Other assets	25,801	26,688	26,464	27,052	27,516

Total assets	$616,632	$608,895	$601,961	$592,420	$581,671

Liabilities
Non-interest-bearing deposits	$107,175	$99,973	$99,025	$108,882	$101,942
Interest-bearing deposits	416,195	417,210	414,748	401,790	392,160
Total deposits	523,370	517,183	513,773	510,672	494,102
Short-term borrowings and long-term debt	35,117	35,114	33,707	29,180	36,535
Other liabilities	3,355	3,658	3,192	3,048	3,258
Total liabilities	561,842	555,955	550,672	542,900	533,895

Shareholders' equity	54,790	52,940	51,289	49,520	47,776

Total liabilities and shareholders' equity	$616,632	$608,895	$601,961	$592,420	$581,671

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

	Three Months Ended
	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011
Selected returns and financial ratios
Diluted earnings per share	$0.56	$0.54	$0.59	$0.59	$0.56
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.39%	4.39%	4.65%	4.94%	5.03%
Cost of interest-bearing liabilities	0.84%	0.91%	1.00%	1.19%	1.25%
Net interest spread	3.55%	3.48%	3.65%	3.75%	3.78%
Net interest margin	3.73%	3.67%	3.85%	4.01%	4.05%
Return on average assets	0.82%	0.78%	0.87%	0.87%	0.86%
Return on average equity	9.23%	9.01%	10.27%	10.44%	10.41%
Efficiency ratio	62.89%	65.35%	64.16%	67.08%	65.51%
Expense ratio	1.74%	1.88%	1.96%	2.19%	2.15%

Other data
	Mar. 31, 2012		Dec. 31, 2011		Sep. 30, 2011		Jun. 30, 2011		Mar. 31, 2011
Book value per share	$24.18		$23.78		$23.26		$22.70		$21.96
Equity to assets	8.60%		8.84%		8.38%		8.55%		8.10%
Allowance for loan losses to:
Total loans	1.97%		1.97%		1.99%		2.00%		1.96%
Non-accrual loans	0.65	x	0.58	x	1.00	x	0.85	x	0.87	x
Non-accrual loans to total loans	3.04%		3.40%		1.99%		2.36%		2.25%
Non-performing assets to total assets	3.32%		3.58%		2.43%		2.37%		2.37%